Overstock.com Reports Q2 2020 Financial Results
Quarterly net income of $36 million, record total net revenue of $783 million and $1 billion in Retail gross sales

SALT LAKE CITY - July 30, 2020 - Overstock.com, Inc. (NASDAQ:OSTK) today reported financial results for the quarter ended June 30, 2020.

Second Quarter Financial Highlights

•	Total net revenue was $783 million, an increase of 109% year over year

•	Gross profit was $180 million or 23.0% of total net revenue, an improvement of 321 basis points year over year

•	Net income attributable to stockholders of Overstock.com, Inc. was $36 million, an improvement of $61 million year over year

•	Diluted earnings per share was $0.84, an improvement of $1.53 year over year

•	Adjusted EBITDA (non-GAAP) was $42 million, an improvement of $55 million year over year

•	YTD net cash provided by operating activities was $170 million, an improvement of $236 million year over year

•	YTD free cash flow (non-GAAP) improved $237 million year over year

•	At the end of the second quarter, cash and cash equivalents totaled $319 million

"In a rapidly shifting and challenging environment, Overstock continues to perform exceptionally well," said Overstock CEO Jonathan Johnson. "Second quarter gross sales in our Overstock Retail business more than doubled year over year. The number of new customers more than tripled year over year. Importantly, our customers are buying our core products—home furnishings—from the safety of their homes as part of the country's new normal. If business continues as I expect, our Overstock Retail business will achieve sustainable, profitable growth this year."

"tZERO and our other Medici Ventures blockchain-based businesses continue to make progress, with several of those companies attracting media attention for their solutions to problems the country now faces," continued Johnson. "As an organization, Overstock remains focused, disciplined, and resilient as our employees execute against our strategic initiatives. I am proud of the progress we have made, and I am confident that we can continue along this profitable trajectory. I look forward to providing a full update on our progress and performance during our earnings call."

Other Second Quarter Financial Highlights

•	Retail income before income taxes was $53 million, an improvement of $62 million year over year

•	Retail contribution (non-GAAP) was $99 million, or 12.9% of Retail net revenue, an improvement of 239 basis points year over year

•	Retail Adjusted EBITDA (non-GAAP) was $53 million, an improvement of $51 million year over year

•	tZERO net revenue was $13 million, an increase of 129% year over year, primarily due to SpeedRoute trading volume

•
Consolidated G&A expenses decreased by $5 million primarily due to the Delaware Supreme Court reversing an $8.6 million judgment against the company, and improved by 506 basis points as a percentage of total net revenue year over year

Second Quarter Operational Highlights

•	Retail gross sales were $1 billion, an increase of 114% year over year

•	Newly acquired Retail customers increased 205% year over year

•	Gross sales from orders placed on a mobile device were 50.8% of Retail gross sales in the second quarter of 2020, compared to 43.9% in the second quarter of 2019

•	tZERO ATS trading volume was a record 931,000 shares, a 231% increase year over year

•	Total number of tZERO Crypto app users increased 42% from March 31, 2020, and 100% YTD

COVID-19 Update

Overstock has responded effectively to the challenges and opportunities created by the COVID-19 pandemic. In our Retail business, customer demand increased significantly in the second quarter, particularly in our key home furnishings categories. We have seen a substantial year-over-year increase in our website traffic and number of new customers, and our Retail gross sales grew more than 100% year over year in Q2. Our online-only platform and partner network with thousands of fulfillment centers has enabled us to meet this increase in demand without significant operational disruptions. Our warehouses have remained operational based on our implementation of sound safety measures, including staggered shifts and social distancing. We also are hiring in key areas to support our current and expected growth. We have faced challenges from the sharply increased volume throughout our customer service channels and capacity issues from shipping carriers and some suppliers, including out-of-stock positions on some of our top performing products. We also have faced challenges at tZERO and its subsidiaries, as market volatility has delayed capital raises by potential issuers. Most of our Medici Ventures blockchain companies have seen little disruption, and several are working on solutions to problems arising from the global pandemic. We have evaluated and implemented a phased re-entry plan for our offices while most of our corporate employees continue to work from home without incident. We cannot predict how the COVID-19 pandemic will unfold in the coming months. Nevertheless, the challenges arising from the pandemic have not adversely affected our liquidity, revenues, or capacity to service our debt, nor have these conditions forced us to reduce our capital expenditures.

Digital Dividend

On May 19, 2020, we completed the distribution of our announced digital dividend (the "Dividend") payable in shares of our Series A-1 preferred stock. The Dividend was paid out at a ratio of 1:10, so that one share of Series A-1 preferred stock was issued for every ten shares of OSTK common stock, for every ten shares of Series A-1 preferred stock, and for every ten shares of Series B preferred stock held by all holders of such shares as of April 27, 2020, the record date for the Dividend.

Earnings Webcast Information

The company will hold a conference call and webcast to discuss its Q2 2020 financial results on Thursday, July 30, 2020, at 8:30 a.m. ET. To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 9798319 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Thursday, July 30, 2020, through 11:30 a.m. ET on Thursday, August 13, 2020. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Please email questions in advance of the call to ir@overstock.com.

About Overstock.com

Overstock.com, Inc. Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures’ tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by tens of millions of customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary dedicated to the development and acceleration of blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, Club O, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release and the July 30, 2020 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including but not limited to, the duration of the COVID-19 pandemic and its ultimate impact on our business and results of operations, adverse tax, regulatory or legal developments, and competition. Other risks and uncertainties include, among others, the inherent risks associated with the businesses that Medici Ventures and tZERO are pursuing, our continually evolving business model, and difficulties we may have with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them, and difficulties we may have with our search engine optimization results. More information about factors that could potentially affect our financial results is included in our Form 10-K for the year ended December 31, 2019, which was filed with the Securities and Exchange Commission on March 13, 2020, in our Form 10-Q for the quarter ended March 31, 2020, which was filed with the Securities and Exchange Commission on May 7, 2020, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K, 10-Q, and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Contacts Investor Relations: Alexis Callahan 801-947-5126 ir@overstock.com	Media: Overstock Media Relations 801-947-3564 pr@overstock.com

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$318,573	$112,266
Restricted cash	2,637	2,632
Marketable securities at fair value	2,122	10,308
Accounts receivable, net of allowance for credit losses of $1,534 and $2,474 at June 30, 2020 and December 31, 2019, respectively	47,765	24,728
Inventories	6,340	5,840
Prepaids and other current assets	22,769	21,589
Total current assets	400,206	177,363
Property and equipment, net	126,795	130,028
Intangible assets, net	9,919	11,756
Goodwill	27,120	27,120
Equity securities	50,542	42,043
Operating lease right-of-use assets	23,387	25,384
Other long-term assets, net	7,173	4,033
Total assets	$645,142	$417,727
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$131,101	$75,416
Accrued liabilities	144,110	88,197
Unearned revenue	89,705	41,821
Operating lease liabilities, current	4,785	6,603
Other current liabilities	4,332	3,962
Total current liabilities	374,033	215,999
Long-term debt, net	42,948	—
Operating lease liabilities, non-current	20,791	21,554
Other long-term liabilities	4,022	2,319
Total liabilities	441,794	239,872
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A-1, issued and outstanding - 4,204 and 4,210	—	—
Series B, issued and outstanding - 357 and 357	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 43,885 and 42,790
Outstanding shares - 40,332 and 39,464	4	4
Additional paid-in capital	770,984	764,845
Accumulated deficit	(560,480)	(580,390)
Accumulated other comprehensive loss	(560)	(568)
Treasury stock at cost - 3,553 and 3,326	(70,537)	(68,807)
Equity attributable to stockholders of Overstock.com, Inc.	139,411	115,084
Equity attributable to noncontrolling interests	63,937	62,771
Total stockholders' equity	203,348	177,855
Total liabilities and stockholders' equity	$645,142	$417,727

Overstock.com, Inc. Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue, net
Retail	$766,956	$367,475	$1,106,554	$730,100
Other	15,588	6,234	27,563	11,338
Total net revenue	782,544	373,709	1,134,117	741,438
Cost of goods sold
Retail	589,044	294,984	854,436	585,624
Other	13,618	4,826	23,959	8,791
Total cost of goods sold	602,662	299,810	878,395	594,415
Gross profit	179,882	73,899	255,722	147,023
Operating expenses:
Sales and marketing	79,790	34,560	116,552	68,037
Technology	33,678	33,153	66,474	68,586
General and administrative	27,371	31,964	59,797	72,196
Total operating expenses	140,839	99,677	242,823	208,819
Operating income (loss)	39,043	(25,778)	12,899	(61,796)
Interest income	614	630	886	1,033
Interest expense	(588)	(105)	(788)	(232)
Other income (expense), net	(4,171)	(2,995)	2,512	(9,267)
Income (loss) before income taxes	34,898	(28,248)	15,509	(70,262)
Provision (benefit) for income taxes	517	(622)	693	256
Net income (loss)	34,381	(27,626)	14,816	(70,518)
Less: Net loss attributable to noncontrolling interests	(1,975)	(2,945)	(5,207)	(6,593)
Net income (loss) attributable to stockholders of Overstock.com, Inc.	$36,356	$(24,681)	$20,023	$(63,925)
Net income (loss) per common share—basic:
Net income (loss) attributable to common shares—basic	$0.85	$(0.69)	$0.48	$(1.85)
Weighted average common shares outstanding—basic	40,329	35,225	40,243	33,806
Net income (loss) per common share—diluted:
Net income (loss) attributable to common shares—diluted	$0.84	$(0.69)	$0.47	$(1.85)
Weighted average common shares outstanding—diluted	40,590	35,225	40,440	33,806

Overstock.com, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Six months ended June 30,
	2020	2019
Cash flows from operating activities:
Consolidated net income (loss)	$14,816	$(70,518)
Adjustments to reconcile consolidated net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15,117	15,518
Non-cash operating lease cost	3,029	2,992
Stock-based compensation to employees and directors	5,733	9,156
Impairment of equity securities	—	4,214
Losses on equity method securities	6,013	3,058
Gain on disposal of business	(10,705)	—
Other non-cash adjustments	1,960	1,360
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(24,652)	12,295
Inventories	(500)	2,231
Prepaids and other current assets	(3,178)	3,311
Other long-term assets, net	171	(547)
Accounts payable	54,952	(31,722)
Accrued liabilities	61,625	(5,317)
Unearned revenue	48,109	(9,628)
Operating lease liabilities	(3,612)	(2,340)
Other long-term liabilities	1,565	85
Net cash provided by (used in) operating activities	170,443	(65,852)
Cash flows from investing activities:
Purchase of equity securities	(170)	(2,500)
Proceeds from sale of equity securities and marketable securities	6,306	7,082
Acquisitions of businesses, net of cash acquired	—	4,886
Expenditures for property and equipment	(9,399)	(10,586)
Deconsolidation of cash of Medici Land Governance, Inc.	(4,056)	—
Other investing activities, net	(659)	(1,997)
Net cash used in investing activities	(7,978)	(3,115)
Cash flows from financing activities:
Payment on long-term debt	(779)	—
Proceeds from long-term debt	47,500	—
Proceeds from sale of common stock, net of offering costs	2,848	52,112
Payments of taxes withheld upon vesting of restricted stock	(1,730)	(1,346)
Other financing activities, net	(3,992)	(1,006)
Net cash provided by financing activities	43,847	49,760
Net increase (decrease) in cash, cash equivalents and restricted cash	206,312	(19,207)
Cash, cash equivalents and restricted cash, beginning of period	114,898	142,814
Cash, cash equivalents and restricted cash, end of period	$321,210	$123,607

Segment Financial Information

The following table summarizes information about reportable segments and includes a reconciliation to consolidated net income (loss) (in thousands):

	Three months ended June 30,
	Retail	tZERO	MVI	Other	Total
2020
Net revenue	$766,956	$12,737	$2,851	$—	$782,544
Cost of goods sold	589,044	10,769	2,849	—	602,662
Gross profit	177,912	1,968	2	—	179,882
Operating expenses	124,991	11,216	2,543	2,089	140,839
Interest and other expense, net	(117)	(1,268)	(2,760)	—	(4,145)
Income (loss) before income taxes	$52,804	$(10,516)	$(5,301)	$(2,089)	34,898
Provision for income taxes					517
Net income					$34,381

2019
Net revenue	$367,475	$5,551	$683	$—	$373,709
Cost of goods sold	294,984	4,143	683	—	299,810
Gross profit	72,491	1,408	—	—	73,899
Operating expenses	81,596	11,743	2,903	3,435	99,677
Interest and other income (expense), net	40	340	(2,847)	(3)	(2,470)
Loss before income taxes	$(9,065)	$(9,995)	$(5,750)	$(3,438)	(28,248)
Benefit for income taxes					(622)
Net loss					$(27,626)

	Six months ended June 30,
	Retail	tZERO	MVI	Other	Total
2020
Net revenue	$1,106,554	$22,976	$4,425	$162	$1,134,117
Cost of goods sold	854,436	19,536	4,423	—	878,395
Gross profit	252,118	3,440	2	162	255,722
Operating expenses	207,826	23,474	5,451	6,072	242,823
Interest and other income (expense), net	(416)	(3,050)	6,073	3	2,610
Income (loss) before income taxes	$43,876	$(23,084)	$624	$(5,907)	15,509
Provision for income taxes					693
Net income					$14,816

2019
Net revenue	$730,100	$10,047	$1,291	$—	$741,438
Cost of goods sold	585,624	7,500	1,291	—	594,415
Gross profit	144,476	2,547	—	—	147,023
Operating expenses	166,929	27,297	7,157	7,436	208,819
Interest and other income (expense), net	175	(623)	(8,011)	(7)	(8,466)
Loss before income taxes	$(22,278)	$(25,373)	$(15,168)	$(7,443)	(70,262)
Provision for income taxes					256
Net loss					$(70,518)

Supplemental Operational Data

Retail gross merchandise sales (“Retail GMS” or “Retail gross sales”) is calculated as the amount paid by customers for products and shipping, measured at the time of order, before coupons and discounts, without reductions for estimated returns. We believe that GMS provides a useful measure of the overall volume of sales transactions that flow through our online platform in a given period.

	Three months ended June 30,
	2020	2019
Retail Gross Merchandise Sales	$1,009,146	$471,354

Non-GAAP Financial Measures and Reconciliations

We are providing certain non-GAAP financial measures in this release and related earnings conference call, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue (“Adjusted EBITDA margin”), Free cash flow, Contribution and Contribution as a percentage of total net revenue (“Contribution margin”). We use these non-GAAP measures internally in analyzing our financial results at both the consolidated and segment level and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These Non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that are calculated as net income (loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA margin facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the continuing operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

Contribution and Contribution margin are non-GAAP financial measures that are calculated as gross profit less sales and marketing expense. We believe contribution and contribution margin provide information relevant to our Retail business about our ability to cover our Retail operating costs, such as technology and general and administrative expenses, while reflecting the selling costs we incurred to generate our Retail revenues.

The following table reflects the reconciliation of Adjusted EBITDA to net income (loss) (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Net income (loss)	$34,381	$(27,626)	$14,816	$(70,518)
Depreciation and amortization (1)	7,548	7,464	15,117	14,078
Stock-based compensation	2,465	5,171	5,733	9,156
Interest income, net	(26)	(525)	(98)	(801)
Other expense, net	4,171	2,995	(2,512)	9,267
Provision (benefit) for income taxes	517	(622)	693	256
Special items (see table below)	(7,272)	—	(8,375)	1,757
Adjusted EBITDA	$41,784	$(13,143)	$25,374	$(36,805)

Segment Adjusted EBITDA
Retail	$53,011	$1,581	$51,146	$(876)
tZERO	(7,052)	(8,729)	(15,302)	(21,937)
MVI	(2,085)	(2,586)	(4,583)	(6,595)
Other	(2,090)	(3,409)	(5,887)	(7,397)
Adjusted EBITDA	$41,784	$(13,143)	$25,374	$(36,805)

Special items:
Special legal charges (2)	$(7,272)	$—	$(9,773)	$—
Severance	—	—	1,398	1,757
	$(7,272)	$—	$(8,375)	$1,757
__________________________________________
(1) — Depreciation and amortization for the six months ended June 30, 2019 includes a $1.4 million adjustment related to finalizing our preliminary purchase price accounting for Mac Warehouse.
(2) — Includes amounts associated with the resolution for and adjustments to various legal contingencies.

The following table reflects the reconciliation of Free cash flow to Net cash provided by or used in operating activities (in thousands):

	Six months ended June 30,
	2020	2019
Net cash provided by (used in) operating activities	$170,443	$(65,852)
Expenditures for property and equipment	(9,399)	(10,586)
Free cash flow	$161,044	$(76,438)

The following table reflects the reconciliation of Retail Contribution to Retail Gross profit (in thousands):

	Three months ended June 30,
	2020	2019
Retail:
Net revenue	$766,956	$367,475
Cost of goods sold	589,044	294,984
Gross profit	177,912	72,491
Less: Sales and marketing expense	79,158	33,947
Contribution	$98,754	$38,544
Contribution margin	12.9%	10.5%